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SCHEDULE 14A

(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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Sanmina-SCI Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANMINA-SCI CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 28, 2005

        The Annual Meeting of Stockholders of Sanmina-SCI Corporation ("Sanmina-SCI") will be held on February 28, 2005, at 11:00 a.m., local time, at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California, 95134 (telephone number 408-964-3500) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect directors of Sanmina-SCI Corporation.

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending October 1, 2005.

  3.
  To transact such other business as may properly come before the meeting.

        Stockholders of record at the close of business on January 3, 2005 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

FOR THE BOARD OF DIRECTORS

Christopher D. Mitchell Secretary
San Jose, California January 21, 2005

IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

SANMINA-SCI CORPORATION

PROXY STATEMENT FOR
2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Sanmina-SCI Corporation ("Sanmina-SCI") for use at the Annual Meeting of Stockholders to be held on Monday, February 28, 2005 at 11:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California, 95134. The telephone number at the meeting location is (408) 964-3500.

        This Proxy Statement was mailed on or about January 21, 2005, to all stockholders entitled to vote at the meeting.

Record Date and Stock Ownership

        Stockholders of record at the close of business on January 3, 2005 (the "Record Date") are entitled to vote at the meeting. As of January 3, 2005, 524,780,373 shares of our Common Stock were issued and outstanding and held of record by approximately 2,317 stockholders.

        The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 3, 2005, as to

  •
  each person who is known to us to beneficially own more than five percent of the outstanding shares of our Common Stock;

  •
  each director and nominee for election;

  •
  each officer named in the Summary Compensation Table below; and

  •
  all directors and executive officers as a group.

Name	Shares Beneficially Owned(1)	Approximate Percent Owned(1)
AXA Financial, Inc. and certain affiliated entities(14) 1290 Avenue of the Americas New York, NY 10104	41,038,984	7.8%
Barclays Global Investors, NA. and certain affiliated entities(15) 45 Fremont St., 17th Floor San Francisco, CA 94104	35,959,127	6.9%
Capital Research & Management Company(16) 3333 South Hope Street Los Angeles, CA 90071	35,820,950	6.8%
FMR Corp. and certain affiliated entities and individuals(17) 82 Devonshire Street Boston, MA 02109	25,911,848	4.9%
Jure Sola(2)	7,595,147	1.4%
Randy W. Furr(3)	3,747,284	*
Hari Pillai(4)	697,193	*
Stephen F. Bruton(5)	523,337	*
Dennis Young(6)	160,145	*
John C. Bolger(7)	164,251	*
Neil R. Bonke(8)	242,679	*
Mario M. Rosati(9)	134,524	*
A. Eugene Sapp, Jr.(10)	1,997,453	*

Wayne Shortridge(11)	100,618	*
Peter J. Simone(12)	12,709	*
Jacquelyn M. Ward(13)	116,280	*
All directors and executive officers as a group (14 persons)(18)	15,897,502	3.0%

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors, including voting and investment power, with respect to the securities. Common shares subject to conversion or issuable upon exercise of options currently exercisable or exercisable within 60 days after January 3, 2005 are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.

(2)
Includes 5,051,259 shares subject to stock options Mr. Sola has the right to exercise within 60 days after January 3, 2005. Also includes 33,764 shares held by Sola Partners, L.P. and 1,000,000 shares of restricted stock subject to vesting and employment restrictions.

(3)
Includes 3,054,961 shares subject to stock options Mr. Furr has the right to exercise within 60 days after January 3, 2005. Also includes 500,000 shares of restricted stock subject to vesting and employment restrictions.

(4)
Includes 480,338 shares subject to stock options Mr. Pillai has the right to exercise within 60 days after January 3, 2005. Also includes 6,440 shares held by Ramakrishna Pillai C/F Sudha Yvonne Pillai and Sanjay Hari Pillai UTMA/CA, Ramakrishna Hari Pillai, as Custodian and 200,000 shares of restricted stock subject to vesting and employment restrictions.

(5)
Includes 337,428 shares subject to stock options Mr. Bruton has the right to exercise within 60 days after January 3, 2005. Also includes 86,337 shares held by The Bruton Family Trust, Stephen F. Bruton and Lori R. Bruton, as Trustees and 100,000 shares of restricted stock subject to vesting and employment restrictions.

(6)
Includes 53,167 shares subject to stock options Mr. Young has the right to exercise within 60 days after January 3, 2005. Also includes 100,000 shares of restricted stock subject to vesting and employment restrictions.

(7)
Includes 161,251 shares subject to stock options Mr. Bolger has the right to exercise within 60 days after January 3, 2005.

(8)
Includes 207,751 shares subject to stock options Mr. Bonke has the right to exercise within 60 days after January 3, 2005.

(9)
Includes 100,251 shares subject to stock options Mr. Rosati has the right to exercise within 60 days after January 3, 2005. Also includes 9,000 shares held by Mario M. Rosati Retirement Trust, Mario M. Rosati, Trustee and 2,248 shares held by WS Investment Co. 99B of which Mr. Rosati is the Director.

(10)
Includes 1,553,867 shares subject to stock options Mr. Sapp has the right to exercise within 60 days after January 3, 2005. Also includes 226,391 shares held by Eugene and Patricia Sapp Charitable Remainder Unitrust, A. Eugene Sapp, Trustee and shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(11)
Includes 67,769 shares subject to stock options Mr. Shortridge has the right to exercise within 60 days after January 3, 2005. Also includes shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(12)
Includes 6,667 shares subject to stock options Mr. Simone has the right to exercise within 60 days after January 3, 2005.

(13)
Includes 58,249 shares subject to stock options Ms. Ward has the right to exercise within 60 days after January 3, 2005. Also includes shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(14)
This information is based solely on a Schedule 13G filed with the SEC on February 10, 2004 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial Inc. (on behalf of its two subsidiaries—Alliance Capital Management L.P. ("Alliance") and The Equitable Life Assurance Society of the United States ("Equitable")). Each reporting person is deemed to have sole voting power with respect to 14,544,865 shares, shared voting power with respect to 15,555,260 shares, sole dispositive power with respect to 41,038,984 shares, and shared dispositive power with respect to 0 shares. Of the 41,038,984 reported shares, 41,013,409 are owned by Alliance, and 25,575 shares are owned by Equitable. Alliance has sole voting power with respect to 14,528,290 shares, shared voting power with respect to 15,555,260 shares, sole dispositive power with respect to 41,013,409 shares, and shared dispositive power with respect to 0 shares. Equitable has sole voting power with respect to 16,575 shares and sole dispositive power with respect to 25,575 shares.

(15)
This information is based solely on a Schedule 13G filed with the SEC on February 17, 2004 by Barclays Global Investors, NA and its affiliated entities. Barclays Global Investors, NA is the beneficial owner of 28,627,113 shares and has sole voting and dispositive powers with respect to 25,399,223 shares. Barclays Global Fund Advisors, a wholly owned subsidiary, is the beneficial owner of 2,096,255 shares and has sole voting and dispositive powers with respect to 2,082,980 shares as an investment adviser. Barclays Global Investors, Ltd., a wholly owned subsidiary, is the beneficial owner of 4,398,305 shares, and has sole voting power with respect to 4,370,705 shares and sole dispositive power with respect to 4,398,305 shares. Barclays Global Investors Japan Trust and Banking Co., Ltd., a wholly owned subsidiary, is the beneficial owner of 409,419 shares, and has sole voting and dispositive power with respect to 409,419 shares. Barclays Bank PLC, a wholly owned subsidiary, is the beneficial owner of 428,035 shares, and has sole voting and dispositive powers with respect to 428,035 shares.

(16)
This information is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2004 by Capital Research and Management Company ("Capital"). Capital is the beneficial owner of all of the reported shares, and has sole dispositive power with respect to all of the reported shares. Such number of shares includes 2,119,810 shares resulting from the assumed conversion of $327,000,000 principal amount of the 0% Convertible Subordinated Debentures expiring 2005, and 2,781,140 shares resulting from the assumed conversion of $115,000,000 principal amount of the 3% Convertible Subordinated Notes expiring 2007.

(17)
This information is based solely on a Schedule 13G/A jointly filed with the SEC on February 17, 2004 by FMR Corp. ("FMR"), Edward C. Johnson III, Chairman of FMR, and Abigail P. Johnson, a director of FMR. Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR, is the beneficial owner of 24,918,082 shares as an investment adviser to various registered investment companies (the "Fidelity Funds"), which includes 602,882 shares resulting from the assumed conversion of $93,000,000 principal amount of Sanmina-SCI Corporation 0% Convertible Debentures. Each of Edward C. Johnson III, FMR, through its control of Fidelity, and the Fidelity Funds has sole power to dispose of 24,918,082 shares owned by such investment companies. Each of the Fidelity Funds' boards of trustees has voting power over the shares held by each fund. Fidelity Management Trust Company ("FMTC"), a wholly owned subsidiary of FMR, is the beneficial owner of 816,126 shares, which includes 15,961 shares resulting from the assumed conversion of $660,000 principal amount of the 3% Convertible Subordinated Notes expiring 2007. Fidelity International Limited is the beneficial owner of 176,200 shares. FMR, through its control of FMTC, has sole power to dispose of 816,126 shares, sole power to vote or direct the voting of 760,882 shares and no power to vote 55,244 shares. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, is the beneficial owner of 1,440 shares. Mr. Johnson and Ms. Johnson, who together own 36.5% of the outstanding voting stock of FMR, may be deemed to be a controlling group with respect to FMR.

(18)
Includes an aggregate of 11,333,980 shares subject to stock options individuals have the right to exercise within 60 days after January 3, 2005.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

        While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Sanmina-SCI believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, Sanmina-SCI intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Brokers may indicate on the enclosed proxy or its substitute that they do not have discretionary authority as to certain shares to vote on a particular matter for which they have not received specific instructions from the beneficial owner of the shares ("broker non-votes"). In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

        Except as described in the preceding paragraph, any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for all matters submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. In addition, the proxy holders will vote as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

        The cost of soliciting proxies will be borne by us. We may retain the services of our transfer agent, Wells Fargo Shareholder Services, or other proxy solicitors to solicit proxies. In addition, we expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Stockholder Proposals for 2006 Annual Meeting

        Proposals that are intended to be presented by our stockholders at the 2006 Annual Meeting must be received by us at our principal executive offices no later than August 19, 2005 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Under our bylaws, a proposal that a stockholder does not seek to include in Sanmina-SCI's proxy materials for fiscal 2006 but that may still be properly brought before the fiscal 2006 annual meeting must be delivered to the Secretary of Sanmina-SCI at Sanmina-SCI's principal executive offices not less than 45 or more than 75 days prior to January 21, 2006; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after February 28, 2006, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of nine members. All nine positions on the Board of Directors are to be elected at this meeting. All nine nominees are currently members of the Board of Directors, except for Alain Couder who is being nominated to fill the position currently held by John Bolger. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The company is not aware of any nominee who will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the Board's nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person's successor has been elected.

        The Board of Directors recommends a vote FOR the nominees listed below:

Name of Nominee	Age	Principal Occupation	Director Since
Jure Sola	53	Chairman and Chief Executive Officer of Sanmina-SCI Corporation	1989
Neil R. Bonke	62	Private Investor	1995
Alain Couder	58	Venture Advisor	—
Randy W. Furr	50	President and Chief Operating Officer of Sanmina-SCI Corporation	1999
Mario M. Rosati	58	Member, Wilson Sonsini Goodrich & Rosati	1997
A. Eugene Sapp, Jr.	68	Former Co-Chairman of Sanmina-SCI Corporation	2001
Wayne Shortridge	66	Office Managing Shareholder, Carlton Fields, PA	2001
Peter J. Simone	56	Independent Consultant	2003
Jacquelyn M. Ward	66	Outside Managing Director, Intec Telecom Systems, USA	2001

        Mr. Sola has served as our chief executive officer since April 1991, as chairman of our board of directors from April 1991 to December 2001 and from December 2002 to present, and co-chairman of our board of directors from December 2001 to December 2002. In 1980, Mr. Sola co-founded Sanmina and initially held the position of vice president of sales. In October 1987, he became vice president and general manager of Sanmina, responsible for manufacturing operations and sales and marketing. In July 1989, Mr. Sola was elected as a director and in October 1989 was appointed as president of Sanmina. In March 1996, Mr. Sola relinquished the title of president when Mr. Furr was appointed to the position.

        Mr. Bonke has served as a director of our company since 1995. Mr. Bonke has been a private investor for the past six years and is the retired chairman of the board and chief executive officer of Electroglas, Inc., a semiconductor equipment manufacturer. He also serves on the Board of Directors of Novellus Systems, Inc., a semiconductor equipment company. He is a past director of San Jose State University Foundation.

        Mr. Couder is a venture advisor for Sofinnova Ventures, a venture capital firm with $600 million under management. Mr. Couder currently serves as a director of Acterna Corporation and Solid Information Technology, both privately owned. Mr. Couder was President and CEO of Confluent Software, Inc., a software development company from 2003 to 2004 when it was acquired by Oblix. Mr. Couder served as President and CEO of privately held IP Dynamics, Inc., a provider of carrier-class security software, from 2002 to 2003. Mr. Couder was COO of Agilent Technologies from 2000 through 2002. From 1998 to 1999 Mr. Couder served as Chairman, President, and CEO of Packard Bell NEC, Inc.

        Mr. Furr has served as a director of our company since December 1999 and as our president and chief operating officer since March 1996. In August 1992, Mr. Furr joined our company as vice president and chief financial officer. He also serves as a director of a privately held company. Mr. Furr is a certified public accountant.

        Mr. Rosati has served as a director of our company since 1997. He has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Aehr Test Systems, a manufacturer of computer hardware testing systems, Genus, Inc., a semiconductor equipment manufacturer, Symyx Technologies, Inc., a combinatorial materials science company, and Vivus, Inc., a specialty pharmaceutical company, all publicly-held companies.

        Mr. Sapp served as co-chairman of the Sanmina-SCI Board of Directors from December 2001 to December 2002 and continues to serve as a director of Sanmina-SCI. In 1962, Mr. Sapp joined SCI and after holding several positions, was promoted to president and chief operating officer in 1981. In July 1999, Mr. Sapp was appointed chief executive officer of SCI and served as chairman of the board and chief executive officer from July 2000 until our merger with SCI. Mr. Sapp currently serves as a director of Artesyn Technologies.

        Mr. Shortridge has served as a director of our company since December 2001. From 1992 until we merged with SCI, he served as director of SCI. Mr. Shortridge is an attorney. From 1994 to 2004 he was a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP in Atlanta, Georgia. Mr. Shortridge is currently a shareholder of the law firm of Carlton Fields, PA, and practices in that firm's Atlanta office.

        Mr. Simone has served as a director of our company since December 2003. Mr. Simone currently serves as a director of Cymer, Inc., Veeco Instruments, Inc., Newport Corporation and several private companies. Mr. Simone is also an independent consultant to several private companies and the investment community. Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. He was a director of Active Controls eXperts, Inc., a leading supplier of precision motion control and smart structures technology, while also serving as a consultant, then President from January 2000 to February 2001 when it was acquired by Cymer, Inc. He served as President, CEO and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier

OEMs, from April 1997 until Xionics' merger with Oak Technology, Inc. in January 2000. Mr. Simone is a certified public accountant.

        Ms. Ward has served as a director of our company since December 2001. From 1992 until we merged with SCI, she served as a director of SCI. Ms. Ward also serves as a director of Wellpoint, Inc., Bank of America Corporation, Equifax, Inc., a credit information service, Flowers Foods, Inc., a baking company, and SYSCO Corporation, a food service distributor, all publicly held companies. Since December 2000, Ms. Ward has been the Outside Managing Director of Intec Telecom Systems, USA, a provider of turnkey telecommunication systems and products. From 1968 to 2000, she was a founder and served as President, Chief Executive Officer and Chairman of Computer Generation Incorporated.

        There are no family relationships among our directors or executive officers.

Board Meetings, Committees and Director Compensation

        The Board of Directors held seven meetings during the fiscal year ended October 2, 2004. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or of committees on which such person served.

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

Audit Committee

        The Audit Committee currently consists of directors Neil Bonke, John Bolger and Peter Simone. Mr. Bolger is the chairman of the Audit Committee. As Mr. Bolger is not a nominee for election as a director at the Annual Meeting, the Board of Directors has determined that it will appoint director Alain Couder to replace Mr. Bolger on the Audit Committee immediately following the annual meeting, assuming Mr. Couder is elected by the stockholders. Further, the Board of Directors has determined that it will appoint Mr. Simone chairman of the Audit Committee, assuming Mr. Simone is re-elected by the stockholders.

        The Audit Committee reviews and monitors our corporate financial reporting and external audit, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent registered public accountants and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also reviews and monitors our internal audit function and receives regular reports from the internal audit department. The Audit Committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of our independent auditors. The Audit Committee held seven meetings in the last fiscal year. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the listing standards for the Nasdaq Stock Market, the principal trading market of our Common Stock). Mr. Bolger and Mr. Simone both meet the definition of "audit committee financial expert" as defined by the Securities and Exchange Commission. The Annual Report of the Audit Committee appears hereafter under "Report of the Audit Committee of the Board of Directors."

Compensation Committee

        The Compensation Committee consists of directors Neil Bonke, Wayne Shortridge and Jacquelyn Ward. Mr. Bonke is the chairman of the Compensation Committee.

        The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for our executive officers and certain employees. The Compensation Committee also approves all stock option and other equity compensation awards for our executive officers and also considers and evaluates overall compensation policies and strategies for the company. The Compensation Committee held two meetings during the last fiscal year.

        Compensation Committee Interlocks and Insider Participation.    The Compensation Committee consists of directors Neil Bonke, Wayne Shortridge and Jacquelyn Ward, none of whom are employees of Sanmina-SCI. During fiscal 2004, no executive officer of Sanmina-SCI (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on Sanmina-SCI's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on Sanmina-SCI's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the company.

Nominating and Governance Committee

        The Nominating and Governance Committee consists of directors Mario Rosati and Wayne Shortridge. Mr. Shortridge is chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held two meetings during the last fiscal year.

        The Nominating and Governance committee is responsible for both nominating and governance functions. Nominating functions include development of general criteria regarding the qualifications and selection of board members and the recommendation of candidates for election to the Board. Governance functions include development of overall governance guidelines for the Board of Directors and Sanmina-SCI, overseeing and evaluating the overall performance of the Board of Directors and the chief executive officer, and executive recruitment, development and succession planning. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders may nominate director candidates for consideration by writing to the Nominating and Governance Committee, c/o the Corporate Secretary, Sanmina-SCI Corporation, 2700 N. First Street, San Jose, California, 95134, and providing the candidate's name, biographical data, qualifications and the candidate's written consent to being named as a nominee in Sanmina-SCI's Proxy Statement and to serve as a director if elected.

Director Compensation

        In fiscal 2004, directors who were not our employees ("Outside Directors") were paid an annual retainer of $50,000. The annual retainer for Outsider Directors for fiscal 2005 is $60,000. Each Outside Director who is a member of a committee of the Board also receives an annual retainer of $10,000, and any Outside Director who is a Chairperson of any committee of the Board receives an additional annual retainer of $10,000, provided that these amounts will be increased by 33 1/3% for any director electing to take his or her entire retainer in the form of restricted common stock. In addition to those amounts, each Outside Director attending a meeting of the Board receives an additional payment of $2,000 per meeting and each Outside Director attending a committee meeting held on a day not involving a meeting of the Board receives an additional payment of $1,500 per meeting.

        In June 2002, the Board approved the establishment of the Sanmina-SCI Deferred Compensation Plan for Outside Directors, which provides eligible directors an opportunity to defer payment of all or part of their compensation payable to them for acting as our directors. The directors are also reimbursed for travel and related expenses incurred by them in attending board and committee meetings.

        Upon first becoming a director, each new Outside Director is eligible for a discretionary stock option grant to purchase up to 20,000 shares of Common Stock under our 1999 Stock Option Plan. In addition, each continuing Outside Director currently receives (provided that such Outside Director has been a director for at least four months prior to such grant), on October 1 of each year, an annual grant of an option to purchase up to 20,000 shares of Common Stock.

Required Vote

        The nine nominees receiving the highest number of affirmative votes will be elected as directors.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES TO THE BOARD LISTED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has approved, subject to stockholder ratification, the selection of KPMG LLP ("KPMG") as our independent registered public accountants for the fiscal year ending October 1, 2005.

        The Board of Directors confirmed the Audit Committee's selection of KPMG as our independent registered public accountants to audit the financial statements of Sanmina-SCI for the fiscal year ending October 1, 2005. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting and voting is necessary to ratify the appointment of KPMG as our independent registered public accountants. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The following is a summary of fees paid to KPMG for the years ended October 2, 2004 and September 27, 2003:

Audit Fees

        The aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated financial statements, statutory audits, and the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended October 2, 2004 and September 27, 2003 were as follows:

Year Ended October 2, 2004	Year Ended September 27, 2003
$3,931,000	$3,217,000

Audit-Related Fees

        The aggregate fees billed for non-audit services, exclusive of the fees disclosed above relating to audit fees, rendered by KPMG during the fiscal years ended October 2, 2004 and September 27, 2003 are set forth in the table below. These services in fiscal 2003 included the reaudit of our fiscal 2001 and 2000 consolidated financial statements, assistance and audit report consent issuance for various filings with the SEC and other services.

Year Ended October 2, 2004	Year Ended September 27, 2003
$—	$2,981,000

Tax Fees

        The aggregate fees billed for tax services rendered by KPMG during the fiscal years ended October 2, 2004 and September 27, 2003 are set forth below. These services consisted primarily of tax compliance and tax consultation services.

Year Ended October 2, 2004	Year Ended September 27, 2003
$1,255,000	$104,000

All Other Fees

        The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to audit and non-audit fees, rendered by KPMG during the fiscal years ended October 2, 2004 and September 27, 2003 are set forth below. These other services in fiscal 2003 consisted primarily of assistance with Sanmina-SCI's initiative to document key internal controls over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and audits of our benefit plans.

Year Ended October 2, 2004	Year Ended September 27, 2003
$97,000	$939,000

        The Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independence of KPMG.

Audit Committee Pre-approval Policy with respect to Audit and Permissable Non-Audit Services

        All audit and non-audit services provided by the company's independent auditors require prior approval of the Audit Committee, with limited exceptions as permitted by the Securities and Exchange Commission's Rule 2-01 of Regulation S-X. Management periodically reports to the audit committee services for which the independent registered public accountants have been engaged and the aggregate fees incurred and to be incurred. During fiscal 2004, all services provided by the independent auditors were pre-approved by the Audit Committee in accordance with this policy.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING OCTOBER 1, 2005.

Report of the Audit Committee of the Board of Directors

        The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the company's financial reporting process. The Audit Committee's purpose is more fully described in its charter, which the Audit Committee reviews on an annual basis. Under this charter, the Audit Committee consists of at least three directors, all of whom must qualify as independent directors under the rules of the Nasdaq Stock Market. The Audit Committee currently consists of directors Neil Bonke, John Bolger and Peter Simone.

        The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of KPMG as our independent registered public accountants for fiscal year 2005.

        Management is responsible for the internal controls and the financial reporting process. KPMG, our independent registered public accountants, are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee has reviewed the audited financial statements for fiscal 2004 and has met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee discussed with KPMG the overall scope and plans for their respective audits. The Audit Committee met with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        The Audit Committee reviewed with KPMG their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 "Communication with Audit Committees." KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees." The Audit Committee has also discussed with KPMG the firm's independence. In addition, the Audit Committee has considered whether the nonaudit services provided by KPMG are compatible with maintaining KPMG's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 2, 2004 for filing with the Securities and Exchange Commission. The Audit Committee has also approved, subject to stockholder ratification, the selection of KPMG as our independent registered public accountants for the fiscal year ending October 1, 2005.

Respectfully submitted,
The Audit Committee of the Sanmina-SCI Corporation Board of Directors
John Bolger, Chairman Neil Bonke Peter Simone

EXECUTIVE COMPENSATION

Compensation Tables

        Summary Compensation Table.    The following table sets forth the compensation paid by us to the Chief Executive Officer and each of the four other most highly compensated executive officers of Sanmina-SCI, for each of the three fiscal years in the period ended October 2, 2004.

Long-Term Compensation Awards of Options (# of Shares)
		Annual Compensation			Restricted Stock Awards (# of Shares)
Name And Principal Position	Fiscal Year						All Other Compensation ($)
		Salary($)	Bonus($)
Jure Sola Chief Executive Officer and Chairman of the Board	2004 2003 2002	$700,000 550,000 550,000	$560,000 450,000 —		1,000,000 — —	1,000,000 100,000 1,100,000	$59,139 58,828 55,797	(3) (8) (13)
Randy W. Furr President, Chief Operating Officer	2004 2003 2002	$550,000 425,000 425,000	$418,000 527,000 —	(1) (1)	500,000 — —	500,000 70,000 880,000	$35,550 34,964 32,824	(4) (9) (14)
Hari Pillai President, Global Operations	2004 2003 2002	$330,000 300,000 253,000	$224,400 200,000 —		200,000 — —	200,000 345,000 290,000	$37,372 26,958 22,629	(5) (10) (15)
Dennis Young(2) Executive Vice President of Worldwide Sales and Marketing	2004 2003 2002	$290,000 145,000 —	$177,480 50,000 —		100,000 — —	25,000 110,000 —	$19,319 14,976 —	(6) (11)
Stephen F. Bruton President and General Manager PCB Fabrication Division	2004 2003 2002	$275,625 262,500 250,500	$149,940 100,000 —		100,000 — —	120,000 270,000 200,000	$40,406 29,585 24,136	(7) (12) (16)

(1)
In fiscal 2003, an extraordinary bonus of $527,000 was awarded to Mr. Furr in order to enable him to repay a loan made to him by us in April 2002 as further described under "Certain Relationships and Related Transactions." This bonus was to be offset against Mr. Furr's future bonus awards. For 2003, Mr. Furr was awarded a performance-based bonus of $350,000, leaving $177,000 of the extraordinary bonus to be offset against future bonus awards. For fiscal 2004, Mr. Furr was awarded a performance-based bonus of $595,000. Of this amount, $177,000 was offset by the extraordinary bonus carryover amount and $418,000 was paid to him. The bonus amounts reported in the table above represent the amounts reported to Mr. Furr as income for income tax purposes.

(2)
Mr. Young joined our company in March 2003.

(3)
Represents contribution to the 401(k) plan of $2,700, life insurance premium payments of $42,319, health insurance premium payments of $7,981, and vehicle allowance payments of $6,139.

(4)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $19,470, health insurance premium payments of $7,578, and vehicle allowance payments of $5,802.

(5)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $16,209, health insurance premium payments of $13,042, and vehicle allowance payments of $5,421.

(6)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $1,138, health insurance premium payments of $10,096, and vehicle allowance payments of $5,385.

(7)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $20,245, health insurance premium payments of $12,076, and vehicle allowance payments of $5,385.

(8)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $44,493, health insurance premium payments of $5,935, and vehicle allowance payments of $5,700.

(9)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $20,942, health insurance premium payments of $5,935, and vehicle allowance payments of $5,387.

(10)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $8,674, health insurance premium payments of $10,550, and vehicle allowance payments of $5,034.

(11)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $1,726, and health insurance premium payments of $10,550.

(12)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $11,335, health insurance premium payments of $10,550, and vehicle allowance payments of $5,000.

(13)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $40,330, health insurance premium payments of $7,067, and vehicle allowance payments of $5,700.

(14)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $17,670, health insurance premium payments of $7,067, and vehicle allowance payments of $5,387.

(15)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $8,152, health insurance premium payments of $6,743, and vehicle allowance payments of $5,034.

(16)
Represents contributions to the 401(k) plan of $2,700, life insurance premium payments of $9,692, health insurance premium payments of $6,744, and vehicle allowance payments of $5,000.

        Option Grants in Last Fiscal Year.    The following table sets forth each grant of stock options made during the fiscal year ended October 2, 2004 to each executive officer named in the Summary Compensation Table above.

		% of Total Options Granted to Employees In Fiscal 2004			Stock Price Appreciation for Option Term(2)
			Exercise or Base Price Per Share(1)
Name	Options Granted(1)(#)			Expiration Date
					5%($)	10%($)
Jure Sola	1,000,000	8.50%	$10.48	10/10/2013	$6,590,816	$16,702,421
Randy W. Furr	500,000	4.25%	$10.48	10/10/2013	$3,295,408	$8,663,280
Hari Pillai	200,000	1.70%	$10.48	10/10/2013	$1,318,163	$3,465,312
Dennis Young	25,000	0.21%	$10.48	10/10/2013	$164,770	$433,164
Stephen F. Bruton	120,000	1.02%	$10.48	10/10/2013	$790,898	$2,079,187

(1)
The exercise price and tax withholding obligations related to exercise may in some cases, be paid by delivery of other shares or by offset of the shares subject to the options.

(2)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation. We do not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

        Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values.    The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, each exercise of stock options during the fiscal year ended October 2, 2004 and the year-end value of unexercised options:

Name	Shares Acquired on Exercise (#)	Value Realized(1) ($)	Number of Unexercised Options at Year-End Exercisable/Unexercisable (#)		Value of Unexercised In-The-Money Options at Year-End(2) Exercisable/Unexercisable ($)
Jure Sola	—	$—	4,801,259	1,505,001	$20,220,734	$2,976,360
Randy W. Furr	—	$—	2,909,128	956,833	$10,305,791	$2,335,380
Hari Pillai	—	$—	415,755	453,437	$1,280,833	$629,850
Dennis Young	—	$—	38,001	96,999	$244,537	$570,563
Stephen F. Bruton	—	$—	294,264	315,790	$812,180	$419,902

(1)
Represents the fair market value of the ordinary shares underlying the option on the date of exercise less the aggregate exercise price of the option.

(2)
Based on a fair market value of $7.41, which was the last reported sale price of our Common Stock on October 2, 2004.

COMPENSATION COMMITTEE REPORT

        The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

Compensation Committee Report

Introduction

        The Compensation Committee of the Board is charged with the responsibility of reviewing all aspects of the company's compensation programs for executive officers and administering the company's stock plans. During fiscal 2004, the Committee was comprised of Neil Bonke, who serves as Chairman of the Committee, and Wayne Shortridge and Jacquelyn Ward. The Committee meets regularly at the beginning of each fiscal year to establish target base compensation levels for the company's executive officers for such fiscal year, review operating plans and objectives and establish incentive compensation levels for such fiscal year and to approve bonuses for the previous fiscal year. In establishing these target compensation levels and in formulating and evaluating the company's compensation programs, the Committee has, from time to time, engaged an external executive compensation consulting firm to make recommendations to the Committee.

Compensation Philosophy

        The company's executive compensation policies are designed to attract and retain qualified executives who will contribute to the company's long-term success, to reward executives for achieving the company's financial goals, and to link executive compensation and stockholder interests through market competitive incentives and equity-based plans. The Committee believes that strong financial performance, on a consistent, predictable basis, is the most certain avenue through which the company can positively affect long-term stockholder return. Furthermore, the company believes that, in order to attract and retain the most qualified executives in the industry, its compensation policies must be competitive with other companies of comparable size and in similar industries, including both the technology and manufacturing industries, and must reinforce strategic performance objectives through the use of incentive compensation programs. In order to provide incentive to executive officers, the company targeted to pay a significant percentage of the executives' total compensation by means of variable performance-based cash incentives and stock option and restricted stock awards. Determination of each component of variable compensation is based on an assessment of a combination of metrics and individual performance. The amount of incentive compensation for each person in fiscal 2004 has been determined on the basis of several indicators of corporate performance as outlined below.

Compensation Components

        The following are the key components of the company's executive officer compensation:

        Base Compensation.    The Committee establishes base salaries for executive officers based on its review of base salaries of executive officers in companies of comparable size and in similar industries, including both the technology industry and the manufacturing industry. In general, the Committee's philosophy has been to provide base compensation to executive officers at levels comparable to the midpoint of comparable companies and to weight a significant portion of executive officer compensation toward incentive compensation including performance-based bonuses and long-term equity incentives.

        Bonuses.    The company's executive bonus plan provides for incentive compensation to the company's executive officers and other key employees and is determined annually and based principally on certain performance measures. The performance measures include worldwide corporate and individual performance. Worldwide corporate performance measures for fiscal 2004 were focused on metrics which the Committee believes contribute to stockholder value creation. These performance measures included:

  •
  Revenue;

  •
  Operating Margin; and

  •
  Earnings per Share

        These measures are defined in the company's fiscal 2004 operating plan and were communicated to all bonus plan participants. The Committee believes that these factors were indicative of overall corporate performance and stockholder value. Individual performance was measured based on goals related to each person's function within the organization. Executive bonus plan participants accrued bonuses each quarter based on performance against year-to-date operating plan targets and stockholder value creation targets. The accrued bonus balances for executive officers vested at the end of fiscal 2004 and were paid upon final determination of earned bonuses.

        Long-Term Incentive Compensation.    The company's 1999 Stock Plan provides for long-term incentive compensation for employees of the company, including executive officers. A significant portion of the total compensation package for the company's executive officers is in the form of stock option and restricted stock awards. These awards give employees an equity interest in the company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value. In the first quarter of fiscal 2004, restricted stock awards were made to the company's executive officers. These awards are subject to time based vesting, with the potential for acceleration of vesting in the event the market value of the company's common stock achieves certain targets relative to the market values of other major electronics manufacturing services companies.

Policy Regarding Tax Deduction for Compensation Under Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code ("IRC") limits the company's tax deduction to $1 million for compensation paid to certain executive officers named in the proxy unless the compensation is performance based. Bonus payments made pursuant to the company's Incentive Compensation Plan for fiscal 2004 met the performance criteria of IRC Section 162(m). The Committee's present intention is to comply with the requirements of IRC Section 162(m), unless the Committee determines that it is in the interests of the Corporation to do otherwise.

Chief Executive Officer Compensation

        Mr. Sola's compensation for fiscal 2004 was determined by the Committee in accordance with all of the same principles and factors set forth above under "Compensation Philosophy" and "Compensation Components." The Committee's bonus award to Mr. Sola was equal to 100% of Mr. Sola's targeted award for fiscal 2004 based on the company achieving budgeted levels of revenues and operating income that were established at the outset of the fiscal year. This bonus represented the Committee's recognition of the substantial progress that the company made in increasing revenues, improving margins and returning to profitability on a GAAP basis during the fourth quarter of fiscal 2004. The Committee also considered the company's progress in the area of asset management metrics and controlling selling, general and administrative expenses.

Respectfully submitted,
The Compensation Committee of the Sanmina-SCI Corporation Board of Directors
Neil Bonke, Chairman Wayne Shortridge Jacquelyn M. Ward

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total stockholder returns for our Common Stock, the Standard & Poor's 500 Stock Index ("S&P 500 Stock Index"), and the Nasdaq Electronic Components Index (Standard Industrial Classification 367). The graph assumes an investment of $100 on September 30, 1999. The performance shown is not necessarily indicative of future performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG SANMINA-SCI CORPORATION, THE S&P 500 STOCK INDEX, AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*
$100 invested on 9/30/99 in stock or index—including reinvestment of dividends. Fiscal year ending September 30.

	SANMINA-SCI CORPORATION	S&P 500 STOCK INDEX	NASDAQ ELECTRONIC COMPONENTS INDEX
Sep-99	100.00	100.00	100.00
Sep-00	242.00	113.28	165.20
Sep-01	70.20	83.13	51.34
Sep-02	14.32	66.10	31.58
Sep-03	49.94	82.22	62.14
Sep-04	36.45	93.63	50.13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our Certificate of Incorporation, as amended, provides that the personal liability of directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law. The Certificate of Incorporation, as amended, also authorizes us to indemnify directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our officers and directors providing such indemnification. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance.

        During fiscal 2004, Mario M. Rosati, a nominee for election to our Board of Directors, and Christopher D. Mitchell, our secretary, were also members of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California ("WSGR"). We retained WSGR as our legal counsel during the fiscal year. The legal fees paid to WSGR were less than 5% of WSGR's total gross revenues for its last completed fiscal year. We plan to retain WSGR as our legal counsel again during fiscal 2005.

        In April 2002, we entered into a promissory note agreement with Randy W. Furr, our President, Chief Operating Officer and nominee for election to our Board of Directors, for $425,000 plus interest at 5.25% per annum. The purpose of the note was to provide funds to pay income taxes related to company stock options exercised by Mr. Furr. In October 2002, the Compensation Committee approved the payment of an extraordinary bonus to repay the $425,000 principal amount of the note plus accrued interest of $13,016. The extraordinary bonus has been offset against Mr. Furr's fiscal 2003 bonus of $350,000 and the balance has been offset against his bonus award for fiscal 2004. Mr. Furr used the proceeds of the extraordinary bonus to repay the loan. Consistent with the provisions of the Sarbanes-Oxley Act of 2002, Sanmina-SCI has adopted a policy prohibiting future loans to officers and directors.

        As of December 6, 2001, Sanmina Corporation and SCI Systems, Inc. entered into an employment agreement with A. Eugene Sapp for a period of one year in connection with the merger of a wholly-owned subsidiary of Sanmina Corporation with and into SCI Systems, Inc. to form Sanmina-SCI. On December 5, 2002, Sanmina-SCI extended the term of Mr. Sapp's employment agreement until December 6, 2003. The agreement expired on that date. Mr. Sapp has served as a member of Sanmina-SCI's board of directors since December 2001. Mr. Sapp also served as the co-chairman of Sanmina-SCI's Board of Directors from December 6, 2001 until December 6, 2002.

        In February 2004, we entered into an agreement with Rick R. Ackel, our former chief financial officer, under which we are obligated to provide him with severance pay and benefits through June 2005 and to make a lump sum payment to him in June 2005 in the event his total compensation from us does not reach certain specified thresholds. In fiscal 2004, we recorded a charge representing an estimate of our aggregate remaining obligations to Mr. Ackel.

        In July 2004, we executed an offer of employment with David L. White, our executive vice president and chief financial officer, which provides that in the event of the sale or acquisition of Sanmina-SCI, all outstanding stock options and restricted stock grants held by Mr. White will immediately vest.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of October 2, 2004 with respect to our shares of Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	50,907,604	$9.10	28,573,869	(1)
Equity compensation plans not approved by stockholders(3)	4,996,763	$12.67	1,726,473	(2)

Total	55,904,367	$9.42	30,300,342

(1)
Of these shares, 23,966,225 shares remain available for grant under the 1999 Plan and 4,607,644 shares of common stock reserved under the 2003 Employee Stock Purchase Plan for future issuance.

(2)
Of these shares, 1,238,750 shares remain available for grant under the 2000 Plan, 395,487 shares remain available for grant under the 1999 French Addendum Plan and 92,236 shares remain available for grant under the 1996 Supplemental Plan.

(3)
We have options outstanding under certain option plans which were assumed by us in connection with business combinations with companies with which we merged or acquired (the "Assumed Plans"). Total stock options exercisable under these plans are 3,934,804 shares. These option plans have a weighted average exercise price of $13.69 per share. Options under the Assumed Plans have been converted into our options and adjusted to reflect the appropriate conversion ratio as specified by the applicable acquisition agreement, but are otherwise administered in accordance with the terms of the Assumed Plans. Options under the Assumed Plans generally vest over four years and expire 10 years from the date of grant. As of October 2, 2004, there were no options available for grant under the Assumed Plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their 2004 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2004 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

CORPORATE GOVERNANCE

        Sanmina-SCI has long upheld a set of basic beliefs to guide its actions. Among those beliefs is the responsibility to conduct business with the highest standards of ethical behavior when relating to customers, suppliers, employees and investors. Accordingly, we have implemented governance policies and practices which we believe meet or exceed the standards defined in recently enacted legislation and in the rules adopted by the Nasdaq Stock Market, the principal trading market for our Common Stock.

Independent Directors

  •
  A majority of our Board members are independent of the company and its management as defined by the Securities and Exchange Commission and the Nasdaq Stock Market.

  •
  The non-management directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

Nominating and Governance Committee

  •
  The Nominating and Governance Committee has adopted a charter that meets SEC and Nasdaq standards.

  •
  Nominating and Governance Committee members all qualify as independent directors under the requirements of the Nasdaq Stock Market.

  •
  Review of management succession plans is the responsibility of the Nominating and Governance Committee as defined by the Charter of the Nominating and Governance Committee.

Compensation Committee

  •
  The Compensation Committee meets the applicable tests for independence as defined by the SEC, the Nasdaq and Internal Revenue Service rules.

  •
  The Compensation Committee has adopted a charter that meets SEC and Nasdaq standards.

  •
  Incentive compensation plans are reviewed and approved by the Compensation Committee as part of its charter.

  •
  Director compensation guidelines are determined by the Compensation Committee.

Audit Committee

  •
  The Board's Audit Committee has established policies that are consistent with the corporate reform laws for auditor independence.

  •
  Audit Committee members all meet the applicable tests for independence from Sanmina-SCI's management and requirements for financial literacy.

  •
  The chair of the Audit Committee has the requisite financial management expertise.

  •
  KPMG LLP, our independent registered public accountants, report directly to the Audit Committee.

  •
  The internal audit function of the company reports its status and findings directly to the Audit Committee.

Shareholder Approval of Equity Compensation Plans

  •
  The company requires shareholder approval of all equity-compensation plans.

Corporate Governance Guidelines

  •
  The company has adopted a set of Corporate Governance Guidelines that meet the standards defined by the SEC and the Nasdaq, including specifications for director qualification and responsibility.

  •
  Continuing education for directors is contemplated by our Corporate Governance Guidelines.

Code of Business Conduct and Ethics

  •
  The company has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and management employees.

  •
  All executive officers and management employees are trained in the Code of Business Conduct and Ethics as part of new-employee orientation, and all are required to affirm in writing their acceptance of the code.

  •
  All executive officers and management employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics.

  •
  An ethics hot line (voicemail and email) is available to all employees, customers and suppliers to enable confidential and anonymous reporting of questionable practices, including if appropriate under the circumstances, reporting directly to the Audit Committee and the Nominating and Governance Committee.

Personal Loans to Executive Officers and Directors

  •
  The company has, consistent with the requirements of the Sarbanes-Oxley Act of 2002, adopted a policy prohibiting personal loans or extension of credit to any executive officer or director.

OTHER MATTERS

        We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

        WE WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA-SCI CORPORATION, 2700 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134.

SANMINA-SCI CORPORATION

2005 ANNUAL MEETING OF STOCKHOLDERS

February 28, 2005
11:00 a.m.

Sanmina-SCI's corporate offices
30 E. Plumeria Drive
San Jose, California 95134

Sanmina-SCI Corporation 30 E. Plumeria Drive San Jose, California 95134	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of SANMINA-SCI CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated January 21, 2005, and hereby appoints Jure Sola, Randy W. Furr, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of SANMINA-SCI CORPORATION to be held on February 28, 2005 at 11:00 a.m., local time, at Sanmina-SCI's corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions.

—Please detach here—

The Board of Directors Recommends a Vote FOR Items 1, and 2.

1.	Election of directors:	01 Neil R. Bonke 02 Alain Couder 03 Randy W. Furr	04 Mario M. Rosati 05 A. Eugene Sapp, Jr 06 Wayne Shortridge	07 Peter J. Simone 08 Jure Sola 09 Jacquelyn M. Ward	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to ratify the appointment of KPMG LLP as the independent registered public accountants of Sanmina-SCI for its fiscal year ending October 1, 2005:	☐ For	☐ Against	☐ Abstain

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	Date

Signature(s) in Box
(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CORPORATE GOVERNANCE
OTHER MATTERS
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